================================================================================

[LOGO]


                        BIOSEARCH MEDICAL PRODUCTS, INC.
                         -------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JULY 21, 1999
                         -------------------------------
                                                          Somerville, New Jersey
                                                                   June 11, 1999

TO THE HOLDERS OF COMMON STOCK OF
BIOSEARCH MEDICAL PRODUCTS, INC.:

     The Annual Meeting of the Shareholders of BIOSEARCH MEDICAL PRODUCTS, INC. will be held at the RYLAND INN, U.S. ROUTE 22 WEST, WHITEHOUSE, NJ 08876, Wednesday, July 21, 1999, at 10:00 AM, for the following purposes, as more fully described in the accompanying Proxy Statement:

     1.   To elect directors of the Company for the ensuing year.

--->>2. TO VOTE ON EXCHANGING ALL THE COMMON SHARES OF THE COMPANY WITH HYDROMER, INC. FOR $0.20 PER SHARE

     3. To transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

     The close of business on June 1, 1999 has been fixed by the Board of Directors as the record date for the determination of shareholders entitled to notice of, and to vote at, the Meeting.


                       By Order of the Board of Directors,




                       Robert J. Moravsik, Secretary


     You are cordially invited to attend the Meeting in person. If you do not expect to be present, please mark, sign, and date the enclosed form of Proxy and mail it in the enclosed return envelope, which requires no postage if mailed in the United States, so that your vote can be recorded.


================================================================================

                               [GRAPHIC OMITTED]




                                   RYLAND INN
                             BOX 284 * ROUTE 22 WEST
                              WHITEHOUSE, NJ 08888
                                 (908) 534-4011

================================================================================

PROXY STATEMENT

     This Proxy Statement, which will be mailed commencing on or about June 11, 1999 to the persons entitled to receive the accompanying Notice of Annual Meeting of Shareholders, is provided in connection with the solicitation of Proxies on behalf of the Board of Directors of Biosearch Medical Products, Inc., for use at the Annual Meeting of Shareholders to be held on July 21, 1999, and at any adjournment or adjournments thereof, for the purposes set forth in such Notice. The Company's executive office is located at 35A Industrial Parkway, Somerville, New Jersey 08876.

     At the close of business on June 1, 1999, the record date stated in the accompanying Notice, the Company had outstanding 2,202,878 shares of common stock, without par value (the "Common Stock"), each of which is entitled to one vote with respect to each matter to be voted on at the Meeting. The Company has no class or series of stock outstanding other than the Common Stock.

     On June 1, 1999, Manfred F. Dyck, C.E.O. and a director of the Company, beneficially owned approximately 21.8% of the outstanding Common Stock of the Company and his son, Martin C. Dyck, President of the Company, beneficially owned an additional 1.8% of the Common Stock. Such ownership may enable such shareholders to exercise a controlling influence over the Company's affairs.

                            I. ELECTION OF DIRECTORS
                                  (PROPOSAL I)

     Five directors will be elected at the Annual Meeting of Shareholders, each to serve for one year and until a successor shall have been chosen and qualified. It is the intention of each of the persons named in the accompanying form of Proxy to vote the shares represented thereby in favor of the five nominees listed in the following table, unless otherwise instructed in such Proxy. Each such nominee is currently serving as a director. In case any of the nominees are unable or decline to serve, such persons reserve the right to vote the shares represented by such Proxy for another person duly nominated by the Board of Directors in such nominee's stead or, if no other person is so nominated, to vote such shares only for the remaining nominees. The Board of Directors has no reason to believe that any person named will be unable or will decline to serve. Certain information concerning the nominees for election as directors is set forth below. Such information was furnished by them to the Company.



                                       -1-

================================================================================

================================================================================

NOMINEES FOR ELECTION

                                                AMOUNT AND NATURE
                                                   OF BENEFICIAL
                                                   OWNERSHIP OF                                    PERCENT OF
NAME, AGE, & PRINCIPAL                             COMMON STOCK                                    OUTSTANDING
    OCCUPATION                                 AS OF JUNE 1, 1999 (1)                                 SHARES
----------------------                         ----------------------                              ------------
MANFRED F. DYCK, age 63;                            480,004 (2)                                        21.8
  C.E.O. of the Company
  since 1975; Director, CEO &
  President: Hydromer, Inc.,
  (developer and marketer
  of polymeric complexes).
  Director of the Company
  since 1975.

MARTIN C. DYCK, age 37;                              39,041 (3)                                         1.8
  President of the
  Company since 1998; Vice
  President of Operations
  since 1993, Employed by
  the Company in various
  position since 1986, starting
  as a Project Manager.

DAVID M. SCHRECK, M.D. age 45;                       10,000 (4)                                         0.5
  Chief, Department of Emergency Medicine,
  Medical Director, Muhlenberg Regional
  Medical Center since 1991; also President
  EMO Medical Offices in Livingston,
  NJ. Director of the Company since April 1996.

FREDERICK A. PERL, MD, age 71                         9,000 (4)                                           0.4
  Attending staff, Somerset Medical
  Center since 1957; Consulting staff
  Obstetrics and Gynecology, Carrier
  Clinic since 1959; Affiliated with
  St. Peter's Medical Center, active staff
  Since 1994,  Director of the Company
  since December 1996

                                                              -2-

====================================================================================================================================



                                                AMOUNT AND NATURE
                                                   OF BENEFICIAL
                                                   OWNERSHIP OF                                    PERCENT OF
NAME, AGE, & PRINCIPAL                             COMMON STOCK                                    OUTSTANDING
    OCCUPATION                                 AS OF JUNE 1, 1999 (1)                                 SHARES
----------------------                         ----------------------                              ------------
KLAUS J.H. MECKELER, M.D. age 65;                   22,000 (4)                                         1.0
  Clinical Professor of Medicine
  UMDNJ, Robert Wood Johnson Medical School
  Former Chief of Gastroenterology
  and Director of Endoscopic Clinic
  (a clinic specializing in
  gastrointestinal disorders)
  Somerset Medical Center, since
  1966; Director of the
  Company since January 1984.

------------------

(1) Except as otherwise indicated, as of June 1, 1999, each nominee had sole voting and investment power with respect to all shares shown in the table as beneficially owned by such nominee.

(2) Includes an aggregate of 38,418 shares held by Mr. Dyck as custodian for certain of his children and his children directly; also includes 96,867 stock options in Mr. Dyck's name. Excludes 4,654 shares and 34,387 options in the name of Mr. Dyck's son Martin who is also a Director. Includes 29,607 shares held by Ursula M. Dyck, his wife, individually or as custodian.

(3)  Includes 34,387 options being held by Mr. Martin C. Dyck.

(4) In January 1998 the directors voted to re-issue certain options to account for past services as Board members and to compensate directors for agreeing to accrue Board Member fees. Dr. Meckeler was granted 22,000 options to purchase shares as a replacement for all previous options; Dr. Schreck was granted 10,000 options to purchase shares as a replacement for all previous options and Dr. Perl was granted 1,000 options in addition to the 8,000 previously granted in 1997. The options were granted at the market price on the date of grant.

     No family relationship exists between any of the directors or executive officers of the Company, except that Martin C. Dyck who served as President is Mr. Manfred F. Dyck's son.

================================================================================

BOARD MEETINGS
--------------

     During the past year, the Board of Directors of the Company met ten times. Each of the persons named above attended at least seventy-five percent (75%) of the meetings of the Board of Directors and meetings of any committees of the Board on which such person served which were held during the time that such person served except for Mr. Martin C. Dyck who was appointed in September of 1998 and Dr. David Schreck who attended 50% of the meetings.

COMMITTEES IN GENERAL
---------------------

     The Board of Directors of the Company does not have a Nominating Committee or a Compensation Committee. In June of 1989 the Company formed an Audit Committee to oversee the auditing process and evaluate the performance of the outside accountants. The Audit Committee met on one occasion in 1998. The Board of Directors approved a practice in 1990 whereby the outside directors are to approve the raises of all employees whose salaries are above $50,000 a year.


SECTION 16 FILING OBLIGATIONS
-----------------------------

     During 1998 all directors and officers have complied with their obligation to file the reports which are required by Section 16(a) of the Exchange Act. The Company is not aware of any failure on the part of beneficial owners of more then 10% of the outstanding common stock of the Company, to file timely reports.

================================================================================

================================================================================


SUMMARY COMPENSATION TABLE
--------------------------

     The following table sets forth information concerning the CEO and executive officers of the Company whose cash compensation exceeded $100,000 as of December 31, 1998.



                                                                       Long Term Compensation
                                           Annual Compen.                       Awards                  Payouts
                                        ------------------             ---------------------------    -----------
                                                            Other
           Name                                             Annual   Restricted                        All Other
           and                                              Compen-    Stock                  LTIP      Compen-
         Principle                                          sation     Award     Options/   Payouts      sation
         Position             Year      Salary($) Bonus($)   ($)        ($)      SARs(#){2}   ($)         ($)
         --------             ----      --------- --------  --------- --------- ---------- ---------  ------------
         Manfred F. Dyck      1998       36,840     0        3,420      0            0          0          0
                              1997       95,803     0        3,510      0          77,617       0          0
                              1996      192,500     0       16,760      0            0          0          0


         No other executive qualifies for inclusion in this table.

               Notes:

                    1. On October 29, 1997 Mr. Dyck was granted 77,617 options to purchase company stock at $0.19. This grant was vested in full. (see Options granted.)

                    2. On May 5, 1998 Mr. Martin C. Dyck was appointed President of the Company (Mr. Manfred Dyck retaining the position of Chairman and CEO). Martin Dyck's 1998 Salary was less then $100,000.

     The Company has customary medical and group life insurance programs. See "Certain Employee Benefit Arrangements" below. See also "Certain Agreements with Directors and Executive Officers" and "Other Information Concerning Directors, Officers, and Shareholders" below. The Company makes certain benefits not described elsewhere herein available to its executive officers with a view to acquiring and retaining qualified personnel and facilitating job performance. The Company considers such benefits to be ordinary and incidental business costs and expenses. The aggregate value of such benefits in the case of each executive officer in the above table, which cannot be precisely ascertained, but is less than the lesser of (a) 10% of the total salary and bonus paid to each executive officer or (b) $50,000 as the case may be, is not included in such table.

================================================================================

================================================================================

OPTION GRANTED
--------------

     On October 29, 1997 Stock Options to purchase 200,041 shares at $0.19 were awarded to 13 managerial and key employees including Manfred F. Dyck who received 77,617. These options immediately vested. The options expire if the employee resigns. It was the Company's opinion that such awards are necessary to retain the companies experienced key employees who have not received salary increments for the past three years.

OPTION GRANTS IN LAST FISCAL YEAR

                                       % of Total
                                          Options   Exercise or
                                          Granted    Base Price      Expir-
                               Options      in       Per Share       ation
           Name                Granted   Fiscal Year   ($/sh)         Date
           ----                -------   ----------- -----------   ---------
Dr. Frederick Perl              1,000       2%          .19        1/21/2003
Dr. Klaus J.H. Meckeler        22,000      43%          "             "
Dr. Davis Schreck              10,000      21%          "             "

          These options were granted on January 21, 1998 based on the longevity of the director's services to the Company.

          Two employees were granted at total of 18,000 options (34%), 5 years, vesting 1/3 in each year at .19 to compensate for not receiving an increase in salary. It is the opinion of the Company that these options are needed to retain these important employees.


AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR END OPTION STATUS

                                                                       Number of Unexercised                   See note
                                                                         Options Held at              Val. of Unexer, in the money
                              Shares                                   Fisc. Year End (#)              Options at Fiscal Year End($)
                           Acquired when         Value                Exercis-     Unexercis-            Exercis-    Unexercis-
          Name              Exercised(#)        Realized($)             able          able                able          able
          ----             ----------------     ------------      --------------- ------------         ----------  ---------------
Manfred F. Dyck, CEO, BD         -                   -                   96,867      0                     0             0


note: "in the money" calculation assumes a market price of $.12 (June 1, 1999). Pursuant to the terms of the option grant the shares are restricted, and may only be sold in the marketplace pursuant to an exception to the requirements to register such as Rule 144.

================================================================================

================================================================================


LONG-TERM STOCK INCENTIVE PLAN AWARDS
-------------------------------------

     The Company did not have such a plan in effect for the fiscal year 1998 and has no present intention to establish such a plan.

PROFIT SHARING RETIREMENT PLAN
------------------------------

     The Company has a "401K" Plan in effect for all of its employees. Subject to the discretion of the Company, exercised each year, it contributes 33 1/3% of employee contributions up to 6% to the plan. Effective May 1, 1991, the Company has discontinued the contribution subject to further action by the Board. The full costs of administering the plan, which includes service fees paid to an insurance company for administering the plan and monies paid to the Company's auditors to provide an audit report, will be borne by the Company.

CERTAIN AGREEMENTS WITH DIRECTORS AND EXECUTIVE OFFICERS
--------------------------------------------------------

     Mr. Dyck has an employment agreement with the Company which provides a minimum annual salary of $192,500, and a 6-month notice of termination. Mr. Dyck was required to devote at least 90% of his business time to the affairs of the Company. On January 1, 1993 the Company and Mr. Dyck agreed that his annual salary would be reduced to $96,500 and he would be required to work on a part time basis of three days per week. On June 4, 1994 Mr. Dyck's salary was increased to the full time amount of $193,000 per year. In December 1994 as part of a cost reduction plan, Mr. Dyck voluntarily agreed to a salary reduction to $150,000 per year. On February 5, 1997 Mr. Dyck presented the Board with a cost reduction program which resulted in his salary being voluntarily reduced to $95,000/year based on a three day work week. On 5/5/98 by consent and agreement, Mr. Dyck's salary was amended to $95,000 accrued not paid. He agreed to be removed as President, but retained the title of Chairman and CEO. Mr. Martin C. Dyck, son of Mr. Dyck was appointed President.

     In June of 1998 the Board passed a resolution providing that in the event of change of control to one entity or more than one entity acting in concert, key employees are to be immediately paid a percentage of their yearly salary. Mr. Martin C. Dyck, President is to be paid one years salary and Mr. Keller a Vice President and the treasurer is to be paid 25% of a years salary. Four other key employees are to be paid 25% of their salary. The total payment IF MADE on 12/31/98 would have been $136,000. On May 12, 1999 at a special board meeting to consider the offer made by Hydromer, Inc. to exchange $0.20 for each common share of the Company, Mr. Martin C. Dyck waive this change of control payment ($72,000) in lieu of an offer by Hydromer of the position of Vice President at a salary of $110,000 per year and an option to purchase 10,000 Hydromer shares at a price equal to the last five day average market price on the day of closing of the exchange transaction (see Proposal II.)

     On December 30, 1998 the Company paid Mr. Martin C. Dyck $ 8,492 representing salary earned but not paid and on March 4, 1999 the Company paid the Directors as a group $ 70,500

================================================================================

================================================================================


representing directors' fees earned but not previously paid. On March 11, 1999 the amount of $76,730 owed to Manfred F. Dyck, C.E.O. for salary accrued was paid. On March 17, 1999 the Board agreed to continue to accrue directors' fees, and Manfred F. Dyck agreed to a continued accrual of his salary.

     For services rendered to the Company certain directors of the Company were granted options to purchase Common Stock of the Company. (See "Options Granted" above.)

     Each director of the Company is entitled to receive compensation in the amount of $750 for each meeting of the Board of Directors attended either in person or telephonically, and $200 for each specially called telephonic conference meeting. In March of 1999 and until further notice the Board agreed to accrue, but not pay Directors fees.

INFORMATION CONCERNING CERTAIN SHAREHOLDERS
===========================================

     The shareholders (including any "group" as that term is used in Section 13(d) (3) of the Securities Exchange Act of 1934), who, to the knowledge of the Board of Directors of the Company, owned beneficially more than 5% of any class of the outstanding voting securities of the Company as of June 1, 1999, each Director of the Company who owned beneficially shares of Common Stock and all Directors and Officers of the Company as a group, and their respective share holdings as of such date (according to information furnished by them to the Company), are set forth in the following table. Except as indicated in the footnotes to the table, all of such shares are owned with sole voting and investment power. The company has one class of shares.


                                    SHARES OF COMMON STOCK
NAME AND                           OWNED BENEFICIALLY AS OF     PERCENT
ADDRESS                                  JUNE 1, 1999          OF CLASS
--------                           -------------------------   ----------
Manfred F. Dyck                           480,004 (1)             21.8
  255 Holland Road
  Far Hills, NJ  07931

Martin C. Dyck                             39,041 (2)              1.8
  Biosearch Medical Products, Inc.
  35A Industrial Pkwy
  Somerville, NJ  08876

Frederick A. Perl                           9,000  (3)             0.4
  951 North Mountain Ave.
  Boundbrook, NJ   08805

David M. Schreck                           10,000  (3)             0.5
  80 Division Ave.
  Summit, NJ  07901

================================================================================

================================================================================

                                    SHARES OF COMMON STOCK
NAME AND                           OWNED BENEFICIALLY AS OF     PERCENT
ADDRESS                                  JUNE 1, 1999          OF CLASS
--------                           -------------------------   ----------
Klaus J.H. Meckeler                         22,000  (3)           1.0
  Biosearch Medical Products, Inc.
  35A Industrial Pkway
  Somerville, NJ  08807

Steve N. Bronson                           301,494               13.7
2101 W. Commercial Blvd, Suite 1500
Ft. Lauderdale, Florida 33309

All Directors and Officers                 605,084 (4)           27.5
  as a Group (7 persons)

-------------

(1) Includes an aggregate of 38,418 shares held by Mr. Dyck as custodian for certain of his children and his children directly; also includes 96,867 stock options in Mr. Dyck's name. Excludes 4,654 shares and 34,387 options in the name of Mr. Dyck's son Martin who is also a Director. Includes 29,607 shares held by Ursula M. Dyck, his wife, individually or as custodian.

(2)  Includes 34,387 options being held by Mr. Martin C. Dyck.

(3) In January 1998 the directors voted to re-issue certain options to account for past services as Board members and to compensate directors for agreeing to accrue Board Member fees. Dr. Meckeler was granted 22,000 options to purchase shares as a replacement for all previous options; Dr. Schreck was granted 10,000 options to purchase shares as a replacement for all previous options and Dr. Perl was granted 1,000 options in addition to the 8,000 previously granted in 1997. The options were granted at the market price on the date of grant.

(4) Includes 217,035 options presently held by Officers or Directors, see "Options Granted Outside Of Stock Option Plan."

OTHER INFORMATION CONCERNING DIRECTORS, OFFICERS AND SHAREHOLDERS
------------------------------------------------------------------

     The Company, during 1998 was a party to various transactions with Hydromer, Inc. Hydromer

================================================================================

================================================================================

provides the Company with chemicals and analytical services. In 1998 the Company purchased approximately $35,000 worth of goods and services from Hydromer and billed Hydromer for approximately $26,000 for services, out of pocket expenses incurred in its behalf (the Company provides secretarial services to Hydromer at $500 per month). The Company has served as the a subcontractor of Hydromer to provide coating services on various products using the chemicals made by Hydromer. The prices that the Company charges to Hydromer are equal to those prices it would charge any other third party for like services. The Company paid $38,900 to Hydromer for patent licenses that expired or were terminated in March of 1998.

     In late 1997 Hydromer and Biosearch entered into a secrecy agreement whereby the Officers of Hydromer were granted access to the non-public records of Biosearch to explore any possible business relationships or ventures.

     On March 31, 1998 the Company and Hydromer entered into a contract of sale whereby, Hydromer agreed to purchase the Company's building and land at a price of $850,000 and a three year lease-back to the Company of 16,000 square feet (approx. 2/3rds of the building). The parties valued the lease at $346,500. The transaction was closed on June 12, 1998. Since then the parties have shared various costs in accordance with the terms of the lease. The Company believes that the terms of the foregoing arrangement are fair and equitable to both parties.

     As of April 20, 1998, as part of a cost reduction plan, the General Counsel was employed by the Company on a part time basis of 1 day per week. The remaining 4 days are spent as the General Counsel of Hydromer. In the event of a conflict between the Company and Hydromer, outside counsel is used.

     In September of 1998, Hydromer expressed interest in acquiring the stock of the Company in a stock exchange at 6 shares of Biosearch stock for each one share of Hydromer and conditioned on certain liabilities of Biosearch being eliminated. The Board of Directors (Manfred F. Dyck, not taking part in the decision) was of the opinion that the stated terms might not be in the best interests of the stockholders. In March of 1999 the Directors sought the advice of an evaluation expert to render a fairness opinion. In April 1999, Hydromer again expressed their interest to exchange each Biosearch share for a payment of $0.15. In addition there were other conditions which the board found to be burdensome on certain employees. On May 10, 1999 Hydromer, Inc. revised its offer and at a special meeting of the Board of Directors, held on May 12, 1999 the Board approved the offer and directed that it be presented to the shareholders for a vote. A PLAN OF EXCHANGE was thereafter approved at the regular Board meeting held on May 27, 1999 (see Proposal II).

     In the latter part of 1998 the Company and Hydromer formed a Y2K joint task force to assess the effect the Y2K problem would have on the facilities, jointly occupied. The companies are devising a plan that in the opinion of the management of the Company will be less expensive to implement then any plan implemented alone by the Company.

     On February 25, 1999 the Company closed a transaction with C.R. Bard, Inc. which transferred the Company's process coating technology and a coating machine pertaining to

================================================================================

================================================================================


intermittent urinary catheters for the sum of $650,000. On the same date, Hydromer closed a transaction which licensed the right to use Hydromer's coating for the same device. Biosearch's contract had a condition whereby, the closing was condition on the Hydromer transaction closing at the same time. Outside counsel was used to represent the interests of Hydromer, because of a potential conflict.

     Manfred F. Dyck, C.E.O. of the Company and his wife Ursula M. Dyck are also directors of Hydromer. Mr. Manfred Dyck is the President and CEO of Hydromer. In total they hold 42% (on a fully diluted basis) of the capital stock of Hydromer. Their son Martin C. Dyck, who is President of the Company, owns 46,152 shares or 1.1% of Hydromer stock.

                          II. SHARE EXCHANGE FOR $0.20
                                  (PROPOSAL II)

     SHOULD THE SHAREHOLDERS OF THE COMPANY EXCHANGE THEIR SHARES FOR A PAYMENT OF $0.20 PER SHARE. [THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE YES TO THIS PROPOSAL II.]


INFORMATION ABOUT TRANSACTION:
------------------------------

Pursuant to New Jersey Law N.J.S.A. 14A:10-13 (Share Exchange) the Company will be acquired by Hydromer, Inc. a New Jersey Corporation as a wholly owned, non-public subsidiary by exchanging each share of the Company for the right to receive a payment of $0.20 ("Share Consideration"). If a majority of the votes cast by holders of shares which are entitled to vote on the plan of exchange approve this plan then on the effective date of exchange the share certificates shall only evidence the right to receive the Share Consideration times the amount of the shares on the certificate (orange certificate). In the event a share certificate is blue in color the Share Consideration shall be divided by 5 (in 1996 there was a 1 for 5 reverse split), as the blue certificates represents pre-split shares

RIGHT OF DISSENT:
-----------------

Under New Jersey Business Corporation Act, because the consideration is cash, shareholders have no statutory right of dissent [N.J.S.A. 14A:11-1(a)(i)(B)]

SHAREHOLDERS PROTECTION ACT:
----------------------------

In New Jersey there is a Law known as the "New Jersey Shareholders Protection Act" [N.J.S.A. 14A:10A-1 et seq. the "Protection Act"]. One of its purposes as stated is to discourage takeovers of public corporations financed largely through debt to be repaid in short-term by the sale of substantial assets of the target corporation. These takeovers prevent shareholders from realizing the full value of their holdings through forced mergers and coercive devices.

The Protection Act prevents any business combinations between an "interested shareholder" as

================================================================================

================================================================================


defined in the law, and the Company for a period of five years unless the business combination is approved by the Board of Directors prior to the interested stockholder's stock acquisition date or unless the transaction is otherwise exempt from the law. There are two "interested shareholders" in this transaction. Hydromer, Inc. which will acquire the shares of the Company and Mr. Manfred F. Dyck who holds more then 10% of the voting shares of both Hydromer and the Company. The business combination in this case occurs when the Company becomes a wholly owned subsidiary of Hydromer, Inc. Prior to the shareholders vote on this matter, the Board of Directors has investigated the fairness of the share exchange, hired and independent evaluation expert. This expert was of the opinion that the exchange rate of $0.20 per share is fair. (See Fairness Opinion, Exhibit B). The Board has approved the transaction and has submitted the final approval to the shareholders.

Hydromer's acquisition of the Company's shares is permitted by the Protection Act because the Company's Board of Directors has approved the transaction before Hydromer has acquired any shares of the Company. [N.J.S.A. 14A:10A-4 and 5a.]

Although Manfred F. Dyck is an "interested shareholder" by virtue of his share ownership of Hydromer, Inc. [N.J.S.A. 14A:10A-3j(2)], this transaction is specifically exempt from the Protection Act because Manfred F. Dyck owns a smaller proportion of the voting power of the Company on the Effective Date of this transaction (21.8%) then he owned on the effective date (August 5, 1986) of the Protection Act (41.2%) [N.J.S.A. 14A:10A-6b]

BUSINESS OF HYDROMER, INC.:
---------------------------

Hydromer, Inc. is a corporation organized in April of 1980. It was spun off from the Company to exploit certain chemical technology in the industrial/medical device market place invented by the Company. Presently Hydromer occupies 33% of the building that the Company leases from Hydromer. Hydromer manufactures chemicals and performs R&D in the polymer coating markets. Hydromer's annual sales for the year ending 6/30/98 were $2,360,570 (refer to the financial statements of Hydromer which have been mailed with this document).

Hydromer intends to use the Company's currently under utilized facilities to produce items that would otherwise have to be subcontracted. Hydromer also believes that the Company's medical coating expertise will be a synergistic addition to its own capabilities.

SUMMARY OF MATERIAL FEATURES OF THIS EXCHANGE:
----------------------------------------------

The Board of Directors have proposed that each stockholder vote for the exchange of each of their common shares of the Company for a payment of $0.20. There are other terms and conditions that must be met which are contained in attached plan of exchange (exhibit A). It is the Company's opinion that these terms can be met and if the majority of the shareholders vote affirmatively the exchange will be completed.

In addition, the President of the Company, Martin C. Dyck has been offered employment with

===============================================================================

================================================================================


Hydromer, Inc. as the Vice President of Operation at a salary of $110,000 per year. He will also be given options to purchase 10,000 shares of Hydromer, Inc. at the 5 day rolling average market price prior to the Effective Date. Mr. Martin C. Dyck will remain as President of Biosearch Medical Products, Inc. at a salary of $1.00/year. In consideration, Mr. Martin C. Dyck agreed to waive a the "change of control" payment of $72,000 which was awarded to key employees in June of 1998.

REASON FOR THIS TRANSACTION:
----------------------------

The Company has been struggling to increase sales but the lack of any capital for marketing programs has impeded the Company's ability to exist as a going concern. It has been unable to obtain financing due to its financial history and to maintain its existing operations the Company has had to sell off some of its assets.

Hydromer has the marketing and sales organization that would increase the sales volume of activities within the Company's area of expertise which is the manufacture and coating of medical devices. The Company has an FDA registered facility which also is registered under ISO 9001 (A standard used in Europe). The Company is authorized to put the "CE Mark" on some of its medical products such as stents, biofeedback devices and various catheters.

As to Hydromer, Inc. it sees positive value in the Company's operation. The Company has used Hydromer's chemicals on most of its medical devices and has developed expertise in the use of Hydromer's Coatings. Hydromer will, in addition be able to make use of the tax credits the Company has built up due to losses (Net Operating Losses or NOL's). Hydromer values these NOL's at a maximum of $12,000 if Hydromer continues to be profitable. There is, of course, no assurance that the Net Operating Losses will be useful.

ACCOUNTING TREATMENT:
---------------------

The proposed transaction is a business combination accounted for under the purchase method, effective on the date of the transaction. Balance sheet elements of both companies will be combined on the effective date. The monies paid to the shareholders for their exchange of Biosearch stock along with the fees and costs associated with the acquisition will be accounted for on Hydromer's balance sheet as an investment in a subsidiary. The consolidated shareholders equity that remains on the effective date will go to Hydromer (Biosearch's shareholders' equity will be eliminated upon consolidation). Assets of Biosearch Medical Products, Inc. will be appraised and recorded at their fair value on the consolidated balance sheet. Any difference between the amount paid to Biosearch shareholders (the Purchase Price) and the fair value of Biosearch will result in good will. This goodwill will be amortized over 20 years. This amortization is not deductible for tax purposes.

Fixed assets will be recorded at fair value as of the close of business on the effective date. Any balances between Hydromer and Biosearch, such as trade payables and receivables, prepaid and deferred rent, will be eliminated in consolidation.
                                      -13-

================================================================================

================================================================================

FEDERAL INCOME TAX CONSEQUENCES:
--------------------------------

This transaction is viewed by the Internal Revenue Service as the sale of an investment (either short term or long term depending on when it was purchased). A capital gain (or loss) requires the seller to pay capital gains tax (or credit the loss against similar gains). Consult a tax advisor for the situation pertaining to each shareholder. Each shareholder will need their original purchase price of the stock.

DIVIDENDS:
----------

The Company has never paid dividends and no dividends are in arrears.

REGULATORY REQUIREMENTS:
------------------------

Completing this transaction will result in the Company having only one shareholder (it has gone private). The Company will still stay in existence and retain all its rights and liabilities. No regulatory approval is required.

FAIRNESS OPINION:
-----------------

The Company has retained Jeffrey F. Nelson of Wharton Valuation Associates, Inc. to investigate this transaction and render an opinion as to its fairness. The Board of Directors has relied on this report in recommending to the shareholders to vote FOR this exchange. The report is attached as Exhibit B.

MATERIAL CONTRACTS WITH HYDROMER:
---------------------------------

Please refer to "Other Information Concerning Directors, Officers and Other Shareholders"

PRICE OF SECURITIES BEFORE AND AFTER PUBLIC ANNOUNCEMENT ON MAY 13, 1999.
-------------------------------------------------------------------------

                   before- $0.12
                   after-  $0.16

FURTHER INFORMATION ABOUT THE COMPANY AND HYDROMER:
---------------------------------------------------

Included with this mailing is the Company's annual report, the Company's 10 QSB for the quarter ending March 30, 1999; Hydromer's 10SBK for the period ending June 30, 1998 and their unaudited financial report for the quarters ending September 30, 1998, December 31, 1998 and March 30, 1999.

================================================================================

================================================================================


Exhibit A


                                PLAN OF EXCHANGE
                                 BY AND BETWEEN
                                 HYDROMER, INC.
                                       AND
                        BIOSEARCH MEDICAL PRODUCTS, INC.


This is a Plan Of Exchange ("PLAN") by and between Hydromer Inc., a corporation of the State of New Jersey ("HYDI " or "Acquiring Corporation") and Biosearch Medical Products, Inc. a corporation of the State of New Jersey ("BMP").

I. PLAN OF EXCHANGE
-------------------

     1.01. A PLAN by which the issued and outstanding common shares of BMP are acquired by HYDI and converted to a right to receive $0.20 per BMP share pursuant to the provisions of Chapter 10 of the New Jersey Business Corporation Act is adopted as follows:

          (a) On the EFFECTIVE DATE, all the issued and outstanding common shares of BMP shall be deemed to be acquired by HYDI.

          (b) On the EFFECTIVE DATE, each issued and outstanding common share of BMP shall be converted into a right to receive $0.20. Each holder of issued and outstanding BMP shares on the EFFECTIVE DATE shall be entitled to receive, upon surrender to HYDI or its transfer agent of a certificate or certificates representing such shares in accordance with such reasonable procedures and conditions with respect to such surrender as HYDI and BMP shall establish, a check for a cash amount representing that number of BMP shares surrendered multiplied by $0.20. Certificates for BMP shares not surrendered to HYDI shall, after the EFFECTIVE DATE, be deemed to represent such right to receive $0.20 for each BMP share represented by such certificate.

          (c) When this PLAN shall become effective, BMP shall continue its corporate existence as a wholly owned subsidiary of HYDI, and the Certificate of Incorporation of BMP, as existing on the EFFECTIVE DATE shall continue in full force and effect as the Certificate of Incorporation of BMP until altered, amended or repealed as provided in the Certificate or as provided by law.

          (d) Options to purchase shares of BMP which have an exercise price of less than $0.20 shall be redeemed by the payment to the holder of such option of the difference between the exercise price and $0.20. Options to purchase shares of

================================================================================

================================================================================

          BMP, which have an exercise price of greater than $0.20 shall be extinguished.

          (e) The Certificate of Incorporation of HYDI, as existing on the EFFECTIVE DATE, shall continue in full force and effect as the Certificate of Incorporation of the Acquiring Corporation until altered, amended or repealed as provided in the Certificate or as provided by law.

     1.02. The effective date of the PLAN ("EFFECTIVE DATE") shall be upon recordation with the Division of Commercial Recording in the State of New Jersey.

II. REPRESENTATIONS AND WARRANTIES OF CONSTITUENT CORPORATIONS
--------------------------------------------------------------

     2.01. HYDI represents and warrants to BMP that it is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey with corporate power and authority to own property and carry on its business as it is now being conducted, and to enter into and carry out the terms of this PLAN OF EXCHANGE.

     2.02. (a) BMP represents and warrants to HYDI that BMP is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey with corporate power and authority to own property and carry on its business as it is now being conducted and to enter into and carry out the terms of this PLAN OF EXCHANGE.

          (b) BMP has an authorized capital of 5,000,000 shares of common stock of which, prior to the EFFECTIVE DATE, 2,202,878 shares are validly issued and outstanding and 257,000 are subject to warrants, options and rights to purchase.

III.  COVENANTS AND OBLIGATIONS PRIOR TO THE EFFECTIVE DATE
-----------------------------------------------------------

     3.01. Pending consummation of this PLAN, each of the constituent corporations will carry on its business in substantially the same manner as before and will use its best efforts to maintain its business organization intact, to retain its present employees, and to maintain its relationships with suppliers and other business contacts.

IV.  DIRECTORS AND OFFICERS
---------------------------

     4.01. (a) The Board of Directors of BMP on the EFFECTIVE DATE shall serve as the Board of Directors until their successors have been elected and qualified.

          (b) If a vacancy shall exist on the Board of Directors of the BMP on the EFFECTIVE DATE, the vacancy may be filled as provided in the By-laws of BMP.

================================================================================

================================================================================
V.  BY-LAWS
-----------

     5.01. The By-laws of HYDI and BMP as existing on the EFFECTIVE DATE shall continue in full force until altered, amended or repealed as provided in such By-laws or as provided by law.

VI.  TERMINATION
-----------------

     6.01. This Plan may be terminated and abandoned at any time prior to the EFFECTIVE DATE at the election of the Board of Directors of HYDI or BMP, if between the date of this PLAN and on the EFFECTIVE DATE there shall have been in the opinion of such Board of Directors any materially adverse change in the business or condition, financial or otherwise, of either corporation.

VII.  MISCELLANEOUS
-------------------

     7.01. The validity, interpretation and performance of this PLAN shall be governed by, construed and enforced in accordance with the laws of the State of New Jersey.

     7.02. The original executed copy of this PLAN is on file at the principal place of business of HYDI, 35 Industrial Parkway, Branchburg, NJ 08876.

     7.03. A copy of the PLAN will be furnished without cost to any shareholder of BMP or HYDI upon request.

     IN WITNESS WHEREOF, the parties hereto caused this PLAN to be executed by their duly authorized officers and their respective corporate seals affixed hereto on the twenty seventh day of May, 1999.


                                    HYDROMER, INC.
ATTEST:


By:                                      By:
 --------------------------------------      -----------------------------------
               Secretary                               Vice-President

                                   BIOSEARCH MEDICAL PRODUCTS, INC.
ATTEST:


By:                                     By:
   -----------------------------------      ------------------------------------
              Secretary                               President

================================================================================

================================================================================


Exhibit B

Fairness opinion; Report of:

                            Jeffrey J. Nelson
                            Wharton Valuation Associates, Inc.
                            704 River Road
                            West Trenton, NJ  08628
Dated May 12, 1999

We have conducted an analysis of Biosearch Medical Products, Inc. ("Biosearch" or the "Company") for the purpose of determining the fair value of 100 percent of the Company's outstanding stock. It is our understanding that our analysis may be used by the Company's Board of Directors in assessing the financial fairness of an offer to purchase all the Company's outstanding common stock.

It is our understanding that an offer of $0.20 per share of common stock has been made by Hydromer, Inc. We understand further that Hydromer has agreed to assume approximately one-half of the "change of control" obligation (not booked on the Company's balance sheet). We consider this offer to be fair from a financial point of view from the perspective of the shareholders of Biosearch Medical Products, Inc.

We base this conclusion upon an analysis of financial projections for Biosearch out over the next five years, as well as the prices being paid for companies in the medical instrument industry. With respect to out valuation of the Company's projections, we applied a discount rate which reflects the considerable uncertainty that the actual results will not materialize as projected. With respect to the prices being paid for similar companies, we valued the Company at the lower end of the range of multiples (of revenue) prevailing in the market place, again reflecting relatively poor operating history. We also considered the Company's relatively thin equity capitalization and poor operating results for the first three months of 1999.

I hope this brief summary is of help to you and urge you to call if there is any questions regarding it.

/s/  JEFFREY J. NELSON,
   --------------------
      Managing Director

===============================================================================

================================================================================


                 III. RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

The Board of Directors has selected Amper, Politziner & Mattia to serve as independent accountants for the Company for the fiscal year ending December 31, 1998. The Board of Directors considers this firm to be eminently qualified.

A representative of Amper, Politzner & Mattia will be present at the Meeting with the opportunity to make a statement, if such representative desires to do so, and will be available to respond to appropriate questions.

                                IV. OTHER MATTERS

The Board of Directors of the Company does not know of any other matters which may be brought before the Meeting. However, if any such matters are properly presented for action, it is the intention of the person named in the accompanying form of Proxy to vote the shares represented thereby in accordance with their judgment on such matters.

                                V. MISCELLANEOUS

     If the accompanying form of Proxy is executed and returned, the shares of Common Stock represented thereby will be voted in accordance with the terms of the Proxy, unless the Proxy is revoked. If no directions are indicated in such Proxy, the shares represented thereby will be voted in the election of directors IN FAVOR OF the items proposed by the Board of Directors. Any Proxy may be revoked at any time before it is exercised. The casting of a ballot at the Meeting by a shareholder, who may have already given a Proxy, will have the effect of revoking the same.

     All costs relating to the solicitation of Proxies will be borne by the Company. Proxies will be solicited by the Company by mail and the Company may pay brokers and other persons holding shares of stock in their names or those of their nominees for their reasonable expenses in sending soliciting material to their principals.

     It is important that Proxies be returned promptly. Shareholders who do not expect to attend the Meeting in person are urged to mark, sign, and date the accompanying form of Proxy and mail it in the enclosed return envelope, which requires no postage if mailed in the United States, so that their votes can be recorded.

SHAREHOLDER PROPOSALS

     Shareholder proposals intended to be presented at the 2000 Annual Meeting of Shareholders of the Company must be received by the Company by February 20, 2000 in order to be considered for inclusion in the Company's Proxy Statement relating to such Meeting.

                                    ***END***

================================================================================

1. ELECTION    FOR, all nominees  [X]  WITHHOLD AUTHORITY  [X]  *EXCEPTIONS [X]
OF DIRECTORS   listed below            to vote for all
                                       nominees.

Nominees: Manfred F. Dyck, Martin C. Dyck, Klaus J.H. Meckeler, M.D., Frederick
L. Perl, M.D. and David M. Schreck, M.D.
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below).

"Exceptions
            -------------------------------------------------------------------

2. Exchange of Common Stock: Should    3. In their discretion, upon such
the shareholders of the Company           other matters as may properly
exchange their stock for a payment        come before the meeting or any
of $0.20 per share? (The Board of         adjournment thereof.
Directors recommend you vote
YES for this PROPOSAL II)

  YES [X]      NO [X]                             Change of Address or
                                                  Comments Mark Here    [X]



                                             Important please sign your name
                                             or names on the line(s) below
                                             exactly as shown hereon. Executors,
                                             administrators, trustees, guardians
                                             or corporate officers indicate
                                             their full title when signing.
                                             Where shares are registered in the
                                             names of joint tenants or trustees,
                                             each tenant or trustee should sign.

                                             Dated:                        ,1999
                                                   ------------------------

                                             -----------------------------------
                                     |            (Signature of Shareholder)
                                     |
                                     |       -----------------------------------
                                     |         (Signature of Shareholder if
                              -------|                  held jointly)

                                             Votes MUST be indicated
                                             (x) in Black or Blue ink. [X]

Please sign, Date and Return the Proxy Card
Promptly Using the Enclosed Envelope.


                                     PROXY

                        BIOSEARCH MEDICAL PRODUCTS INC.

               PROXY-Annual Meeting of Shareholders - JULY 21, 1999

          This Proxy is Solicited on behalf of the Board of Directors


     The undersigned, a shareholder of BIOSEARCH MEDICAL PRODUCTS INC., does hereby appoint ROBERT KELLER and ROBERT J. MORAVSIK, or either of them with full power of substitution, his proxies, to appear and vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the Ryland Inn, Route 22 West, Whitehouse, New Jersey, on July 21, 1999, 10:00 am, local time, or at any adjournment thereof, upon such matters as may properly come before the Meeting.

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED THEY WILL BE VOTED IN FAVOR OF THE NOMINEES LISTED ON THE REVERSE SIDE AND FOR THE STOCK EXCHANGE

                                 (Continued and to be Completed on Reverse Side)

                                      BIOSEARCH MEDICAL PRODUCTS
                                      P.O. BOX 11047
                                      NEW YORK, N.Y. 10203-0047